Sanwire Exercises Its Option

For 100% Ownership of The iPMine Intellectual Property

Tulsa, OK – March 26, 2013 – Sanwire Corporation ("Sanwire") (OTCQB: NTMG) announced it has exercised its option under the recently executed License and Distribution Agreement for 100% ownership of the iPMine communications and mine-safety system. The iPMine system will continue to operate under Sanwire’s wholly owned subsidiary, iPTerra Technologies, Inc.

About Sanwire Corporation

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware that connect on-the-move professionals. Our vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit our web site at www.sanwire.net.

About iPTerra Technologies, Inc.

iPTerra is a designer, developer, manufacturer, and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining industry. iPMine, iPTerra’s flagship solution, allows mine operators to communicate (voice, text, and video), track, locate, identify, and monitor miners and equipment. For more information, visit our web site at www.ipterra.net.

Contact:

Carman Parente, President and CEO

1 (800) 243-1254

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.